Exhibit 10.4.1

AMENDMENT OF LEASE

THIS AMENDMENT OF LEASE (this “Amendment”), made as of the _19th_  day of May 2014 (the “Effective Date”), by and between VITAMIN REALTY ASSOCIATES, L.L.C., having an address 250 Route 22 a/k/a 225 Long Avenue, Township of Hillside, Union County, New Jersey (the “Landlord”), and AGROLABS, INC, having an address at 225 Long Avenue, Building 15 (2nd Floor), Hillside, NJ 07205 (“Tenant”).

W I T N E S S E T H:

WHEREAS, by Lease dated May 4, 2012 (as amended or modified, the “Lease”), Landlord did demise and let unto Tenant and Tenant did hire and take from Landlord approximately 2,700 square feet of warehouse space as more particularly identified in the Lease, in the building known by the street address 225 Long Avenue, Hillside New Jersey for a period of seven (7) years, commencing on February 1, 2012 and scheduled to expire on January 31, 2019 (the “Original Expiration Date”); and

WHEREAS, Landlord and Tenant desire to amend the Lease as set forth herein.

NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged the parties agree as follows:

1. Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to such terms in the Lease.

2.  The Original Expiration Date is extended from the Original Expiration Date to June 1, 2024; provided, however, that Landlord shall have the right to terminate the Lease exercisable by Landlord giving Tenant written notice of a termination, at any time prior to October 31, 2018, in which case, the Lease shall automatically expire on the Original Expiration Date (it being understood that Landlord may exercise such termination right for any reason whatsoever in its sole discretion).

3.  Commencing as of the Effective Date, all references to “the Lease” or “this Lease” shall mean the Lease as amended and modified by this Amendment.

4. Each of Landlord and Tenant represents and warrants to the other that it has dealt with no broker in connection with this Amendment and that, to the best of its knowledge and belief, no broker, finder or like entity procured or negotiated this Amendment or is entitled to any fee or commission in connection herewith.  Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Amendment, or the above representation being false.

5. Except as modified and amended by this Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue to remain in full force and effect throughout the remainder of the Term.

6. The Lease, as amended by this Amendment, constitutes the full understanding between the parties relating to the subject matter of this Amendment, and all prior agreements, proposals, negotiations, understandings and correspondence between the parties in this regard, whether written or oral, are superseded and merged with this Amendment.

7. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

8. This Amendment may not be modified orally, but only in a writing signed by the parties hereto.

9. This Amendment may be executed in several counterparts, each of which, when taken together, shall be deemed an original and constitute one and the same document.  Facsimile or pdf signatures on these instruments shall be binding with the same force and effect as original signatures.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

LANDLORD:
VITAMIN REALTY ASSOCIATES, L.L.C.
By: /s/ E. Gerald Kay
Name: E. Gerald Kay Title: Managing Member

TENANT:
AGROLABS, INC By: /s/ Dina L Masi Name: Dina L Masi Title: Chief Financial Officer

[AGROLABS, INC AMENDMENT SIGNATURE PAGE]